MERCURY SYSTEMS™

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. To elect two Class I directors nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified.

	For	Withhold		For	Withhold
01 - James K. Bass	☐	☐	02 - Michael A. Daniels	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve an amendment to our 2005 Stock Incentive Plan.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.	☐	☐	☐	5. To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . 201 RIVERNECK ROAD CHELMSFORD, MASSACHUSETTS 01824 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark Aslett, Gerald M. Haines II, and Christopher C. Cambria, and each of them singly, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Mercury Systems, Inc. to be held on October 19, 2016 at 10:00 a.m., local time, at Mercury’s offices, 201 Riverneck Road, Chelmsford, Massachusetts 01824, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon the proposals set forth on the reverse side of this proxy card. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. Proxy — Mercury Systems, Inc. Dear Shareholder: Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the appropriate boxes on this proxy card to indicate how your shares will be voted. Then sign the card, and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Shareholders on October 19, 2016. Thank you in advance for your prompt consideration of this matter. Sincerely, Mercury Systems, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 19, 2016: The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to Shareholders are available at www.edocumentview.com/MRCY.